UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported May 11, 2010
FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On May 11, 2010, FirstMerit Corporation (the “Company”) notified U.S. Bank National Association (“U.S. Bank”), as Trustee, of the intention of FirstMerit Capital Trust I (the “Trust”), a wholly-owned subsidiary of the Company, to voluntarily redeem all of its outstanding Series B 8.67% trust preferred securities (the “Capital Securities”). A copy of the redemption notice sent by the Company to U.S. Bank is attached as Exhibit 99.1 hereto and incorporated by reference herein. The Company anticipates that the redemption of the Capital Securities will occur approximately 45 days from the notification date.
     In conjunction with this transaction, the Company will repay in full all of the outstanding 8.67% junior subordinate deferrable interest debentures (the “Debentures”), which were issued in connection with the sale of the Capital Securities by the Trust, and which will provide funds for the Trust’s redemption of the Capital Securities. The Company assumed the Trust, the Debentures as well as a guarantee of the Capital Securities in connection with the February 12, 1999 merger of Signal Corp. into the Company.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description

99.1	Letter to U.S. Bank National Association, dated May 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant Corporate Secretary

Date: May 14, 2010